Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Orchid Island Capital, Inc.
Vero Beach, Florida

We hereby

consent to the

incorporation by reference

in the Registration

Statements on Form

S-8 (No.
333-187632) and Forms S-3

(333-236144)

of Orchid Island Capital, Inc. of

our reports dated February 26,
2021, relating to

the financial statements,

and the effectiveness

of Orchid Island

Capital, Inc.’s

internal
control over financial reporting which appear in this Annual Report on Form 10-K/A.

West Palm Beach, Florida /s/ BDO USA, LLP
March 12, 2021 Certified Public Accountants